Exhibit 99.1

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SEPTEMBER 26, 2018 / 6:00PM GMT, Q1 2019 Worthington Industries Inc Earnings Call

CORPORATE PARTICIPANTS

B. Andrew Rose Worthington Industries, Inc. - President & CFO

Catherine Mayne Lyttle Worthington Industries, Inc. - Senior VP & Chief HR Officer

Geoffrey G. Gilmore Worthington Industries, Inc. - VP & COO

John P. McConnell Worthington Industries, Inc. - Chairman of the Board & CEO

CONFERENCE CALL PARTICIPANTS

Jake Saroyan Medina Singh - Analyst

Seth R. Rosenfeld Jefferies LLC, Research Division - Equity Analyst

Michael Leshock Keybanc - Analyst

PRESENTATION

Operator

Ladies and gentlemen, thank you for standing by. Welcome to the Worthington Industries First Quarter Fiscal 2019 Conference Call. (Operator Instructions) As a reminder, the conference is being recorded. I'll now turn the conference over to our host, Cathy Lyttle. Please go ahead.

Catherine Mayne Lyttle Worthington Industries, Inc. - Senior VP & Chief HR Officer

All right, good afternoon. Welcome to our first quarter earnings call. It happens to be my last one as the Investor Relations Officer. I've enjoyed 10 years of talking to many of you about our company. I'm moving on to the Chief Human Resources Officer role, and I am really excited about deepening our philosophy in the organization, focusing on culture and the employee experience. Thank you for the courtesies you've given me, and I know that you'll be in good hands with Marcus Rogier, 17-year veteran at Worthington, who will add the IR position to his treasury role. Good luck to Marcus.

Moving on to the business before us. Certain statements made today are forward-looking within the meaning of the 1995 Private Securities Litigation Reform Act. These statements are subject to risks and uncertainties and could cause actual results to differ from those suggested. We issued our earnings release this morning. Please refer to it for more detail on those factors that could cause actual results to differ materially. This call is being recorded and it will be made available later on our Worthington Industries' website. On our call today, John McConnell, Chairman and CEO; President and CFO, Andy Rose; Executive Vice President and COO, Geoff Gilmore. John McConnell has a few opening comments.

John P. McConnell Worthington Industries, Inc. - Chairman of the Board & CEO

Well, thank you, Cathy, and good afternoon, everyone. Thank you for joining us today. As you know, we recently announced several senior level position changes, I am very excited as everyone assumes these new roles. Don't expect radical changes. But I can assure you that we have a very fresh energy as we assess our path forward. Today, we asked Geoff Gilmore, our new Executive Vice President and Chief Operating Officer, to join us and talk about his background and his qualifications. Geoff?

Geoffrey G. Gilmore Worthington Industries, Inc. - VP & COO

Thanks, John. I'm excited to be in this new role and have the opportunity to keep taking the company forward. Over my 20 years with Worthington, I've held leadership roles in commercial, operations and purchasing. I also left the company for a brief period, and I return with perspective and even more energized about the future here.

I believe the power of high-performing teams in Transformation. Over my 4 years as President of Steel Processing, we drove the business to consecutive years of record earnings through transformation efforts and the successful acquisition of Rome Strip Steel. I recently had the opportunity to reengage with the Steel leadership team during their quarterly business review, and I look forward to working with this team again. Most recently, as President of Cylinders, we've made great progress implementing best practices from Steel, driving Lean into our operations and back-office and building out our new product development pipeline. Our successful integration of Amtrol fueled last year's record earnings and opened up new opportunities for future growth. I'm excited about the people we have in placed in our business and now with oversight of all operations and with our philosophy as our foundation, I plan to bring together the best of every business, driving year-over-year growth. I look forward to discussing our progress with you in the future. Andy?

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SEPTEMBER 26, 2018 / 6:00PM GMT, Q1 2019 Worthington Industries Inc Earnings Call

B. Andrew Rose Worthington Industries, Inc. - President & CFO

Thank you, Jeff. Good afternoon, everyone. The company delivered strong earnings per share of $0.92, excluding restructuring in the first quarter to start the fiscal year, up $0.19 or 26% from a year ago. Steel Processing led the increase as inventory holding gains estimated  at $14 million for the current quarter compared to estimated losses of $1.5 million in last year's first quarter.

Pressure Cylinders also had a good quarter with higher sales and earnings in both consumer and industrial products. Equity income was also up $2.7 million as ClarkDietrich delivered strong earnings in the quarter.

Several unique items in Q1 were as follows: $3.7 million of expenses related to severance from leadership changes and a legal reserve at our captive insurance company; restructuring charges of $1.4 million were primarily related to the pending sale of our Turkey facility; Cylinders' operating income, excluding restructuring, was up $3.9 million or 31% to $16.2 million, driven by better results in Consumer Products and industrial products. Volume in consumer products was up 8% while Industrial was relatively flat. Unfortunately, our oil & gas business experienced higher losses in the quarter as a result of a facility move and higher costs related to new business that is just now coming online. Oil & Gas revenue was up $6.2 million or 26%, and we are encouraged that this business is moving towards profitability later in our fiscal year. During the quarter, we sold two oil and gas tank manufacturing facilities for $21 million as we focus this business around higher value-added separation equipment where we can capitalize on our engineering and technical manufacturing expertise. Amtrol earned $9 million of EBITDA during the quarter and continues to perform well both in the U.S. and Europe.

Steel Processing operating income was up $6.5 million, excluding restructuring from the prior year quarter, to $39.7 million. Record first quarter direct shipments of 570,000 tons were up 6%, essentially in-line with the MSCI data. Toll volume was down 4% to 413,000 tons as hot-rolled processing for our mill partners was off. Inventory holding gains were $14 million during the quarter driven by higher steel prices resulting from the tariffs. Serviacero delivered another quarter of growth with direct and toll shipments up 2% and 16% respectively. TWB's new facility in Monterrey, Mexico, which is colocated and share supply chain benefits with Serviacero, also continues to ramp up ahead of schedule. Revenue in Engineered Cabs was down 15% to $27 million. Operating losses were $4.3 million, a $1 million improvement over the prior quarter, but off $4 million from the prior year quarter. Higher labor costs and the final exit of lower margin business in our fourth quarter drove the results. We are making progress, adding new committed programs that will come online over the next 12 months.

Equity income from our joint ventures during the quarter was up $2.7 million, primarily from higher margins at our ClarkDietrich JV. WAVE's earnings were essentially flat year-over-year on lower volumes, but higher spreads from price increases. Higher parent company allocations lowered earnings for WAVE in the quarter by $1.4 million. We received dividends from JVs of $20 million during the quarter.

Cash from operations was $30 million for the quarter. During the quarter, there were no acquisitions, but we spent $19 million on capital projects, distributed $13 million in dividends and repurchased 800,000 shares of stock for $37 million.

Today, the board declared a $0.23 per share dividend for the quarter payable in December of 2018. Funded debt was down $31 million from the prior year quarter to $750 million. Interest expense was up $1 million to $9.7 million. We have consolidated cash of $97 million and $537 million available under our revolving credit facilities. Our net debt-to-trailing-EBITDA leverage ratio is now 1.6x.

Overall, we are quite pleased with the start to our fiscal year despite the steel price volatility created by tariffs. Our leaders and their teams are effectively navigating these external market changes to mitigate potential negative impacts to our financial performance. The company generated $105 million of EBITDA and continues to deliver strong free cash flow. Trailing 12-month adjusted EBITDA is now

$407 million. We will continue our balanced approach to investing in our business, acquiring new businesses and returning capital to shareholders as opportunities present themselves.

During the quarter, we announced a number of leadership changes that position us well for the future. We are challenging these leaders to find new ways of thinking that drive higher levels of performance. Our core strategy remains centered on improving the profitability of our businesses via Transformation and Lean and accelerating our growth via acquisition and innovation. Of course, the foundation of our company is our philosophy rooted in the Golden Rule and this will continue to guide us in how we run our businesses. We are off to

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SEPTEMBER 26, 2018 / 6:00PM GMT, Q1 2019 Worthington Industries Inc Earnings Call

another solid start this year and look forward to continuing our pursuit of consistently growing our company in creating value for our shareholders. Thank you for your continued support of Worthington. John?

John P. McConnell Worthington Industries, Inc. - Chairman of the Board & CEO

Thank you, Andy, and thank you, Geoff. At this point, we'll be happy to take any questions you might have.

Catherine Mayne Lyttle Worthington Industries, Inc. - Senior VP & Chief HR Officer

We are ready for questions.

QUESTIONS AND ANSWERS

Operator

(Operator Instructions)

And we'll take our first question from the line of Seth Rosenfeld with Jefferies.

Seth R. Rosenfeld Jefferies LLC, Research Division - Equity Analyst

Just to kick off, I was wondering in the release, you've flagged the benefit of inventory holding gains in the processing unit, but I don't think that was quantified earlier. Can you give us a bit of a better sense of the scale of that holding gain in the quarter? And perhaps how you expect it to progress going into fiscal Q2 start there, please?

B. Andrew Rose Worthington Industries, Inc. - President & CFO

Seth, we're estimating kind of $14 million for the quarter for inventory holding gains. And I would say we've had pretty strong gains in the last couple of quarters. I think we're through most of that. So now from this point forward, it will just depend on what steel prices do.

Seth R. Rosenfeld Jefferies LLC, Research Division - Equity Analyst

And I think also you've flagged some offsetting cost pressures with regards to raw materials, scrap and also increased freight rates. Can you give us a sense of what the scale of that was and particularly, for freight? What sort of work are you doing to try to mitigate that ongoing cost pressure faced by many of your peers as well?

B. Andrew Rose Worthington Industries, Inc. - President & CFO

Yes, I mean, freight, specifically, is an interesting one, because we are seeing higher costs. We are trying to pass through as much of those cost increases as we can. Some of it is real time, particularly on spot orders. On some of our contractual business, it's a conversation with customers and some we'll get now and some we'll have to wait for the new contracting season. But I would say, overall, we're doing a pretty reasonable job at offsetting, but I will also tell you that our focus is around delivering steel on time to our customers, and we'll pay a higher rate in the short run to make sure that, that happens.

Seth R. Rosenfeld Jefferies LLC, Research Division - Equity Analyst

And I guess one more question, with regard to the tolling volumes, that were obviously down in the quarter. Can you give us a bit of a better sense of where that might progress moving forward? Is there any worry about a structural shift with regards to your auto customers here? Or ultimately, this is going to be just a partly seasonal factor for you?

B. Andrew Rose Worthington Industries, Inc. - President & CFO

Yes, it's a little bit specific to a couple of our facilities as well. You may remember our Spartan joint venture. We've had some trouble  filling that up. I think we're making some good progress there with our partner, and we're optimistic, volumes were up at that facility this quarter, and we are optimistic that, that's going to continue that trend. We also had some quality issues at one of our facilities here in Ohio, a year ago. And we've essentially fixed that issue, but we're building the book of business back around that. And so I think on both of those cases, we're sort of cautiously optimistic that the trend is moving in the right direction there. And so we don't think it's a systemic change to our model.

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SEPTEMBER 26, 2018 / 6:00PM GMT, Q1 2019 Worthington Industries Inc Earnings Call

Operator

(Operator Instructions) We'll go to line of Jake Saroyan with Medina Singh.

Jake Saroyan Medina Singh - Analyst

I was just wondering if you could give us some detail on your long-term plan for Engineered Cabs segment and the progress you're making towards that? Anything that would help us understand progress towards this no longer being a drag on profitability, would be of great help.

B. Andrew Rose Worthington Industries, Inc. - President & CFO

Yes, sure. We've had a long-standing commitment here to turn this business around. And we made a strategic decision a few years ago to focus -- to turn our focus away from kind of lower-margin, high-volume business and focus more on lower volumes where we can do a full suite of activities, including engineering, design, tooling and manufacturing. We can be a much more value-added partner to our customers, and we can get paid for that service. And the good news and the bad news about the Cabs business is it's very sticky. So when you have business it usually takes a long time for it to go away. You start making a model and that model is produced for 5 years and typically, once you have the tooling, you make it. The converse of that is when you win new business, it takes the better part of 12 months to get that business into your revenue line and into your profit. So over the past 18 months, the team at Cabs has done a terrific job of winning new business under the strategy, and we are starting to roll that into production. But it's going to take probably another 6 to 9 months to where we really start to feel that in the earnings of the business, if you will. I've been saying this for a while, but we're  optimistic about where we're headed here. And for us, I think we're -- as long as we believe that we can get this business back to being profitable and earning EVA, then we're going to stay committed to it.

Operator

And we will go to line of Michael Leshock with KeyBanc.

Michael Leshock Keybanc - Analyst

Could you touch on the magnitude potential of surge revenues associated with the hurricanes versus last year's storms, just as it affects the legacy consumer and industrial businesses moving forward?

B. Andrew Rose Worthington Industries, Inc. - President & CFO

Yes, there may be some modest benefit from the recent hurricanes warrants, but I would tell you, last year's set of hurricanes were different, because they were concentrated in the Caribbean Islands, where they are very much reliant upon packaged fuel and don't have alternative sources. And so we saw a significant surge in, specifically the 16-ounce camping cylinders and the 20-pound gas grill cylinders. I would suggest, this year, we'll see some modest benefit. Any time there's a hurricane, we do see some uptick, but it won't be anywhere near as significant.

Michael Leshock Keybanc - Analyst

Okay. And then in terms of capital allocation, do you have any preference at all for buybacks versus acquisitions?

B. Andrew Rose Worthington Industries, Inc. - President & CFO

We like both. I would say, philosophically, our view on capital allocation is a little bit of everything in moderation, makes for a nice healthy balance. And as you would know, acquisitions depend on what's available for sale, whether you can get a good price, the strategic fit, we're trying to be very disciplined around acquisitions right now, staying focused mostly on our core businesses. Amtrol is the deal we did a year and 3 months ago, it's been a fantastic acquisition. We are obviously, actively, looking for more of those, but you can't control the timing in those cases. And so when we don't and when we build our capital, then we look to the potential for share repurchases. We're also looking at the valuation on our stock when we do that. And I guess the good news right now is we're trading at a reasonable multiple. So last quarter you saw we bought 800,000 shares.

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SEPTEMBER 26, 2018 / 6:00PM GMT, Q1 2019 Worthington Industries Inc Earnings Call

Michael Leshock Keybanc - Analyst

Okay. And then last question for John, just given the recent management changes and it was touched on a bit, but could you describe, maybe the former configuration versus what you see moving forward, and maybe what specifically is changing from an operational and strategic perspective?

John P. McConnell Worthington Industries, Inc. - Chairman of the Board & CEO

I think we are -- the changes are meant to really put a little more weight on the people side of our business. We've been very good at driving cost. We've been very good at looking at information and data to drive the company forward, and we want to balance that little  bit, again, with the strong people development. So we are also looking at all the platforms, Geoff, as he went through it, did a great job in going into the last 2 years and kind of resetting the table at Cylinders positioned it to be very strong in its performance going forward.

We're going to take a good look at the Steel Company and get some more energy in there. We had a very successful transformation effort that probably looking how to give it a new push and bring some more energy back there. So I'm very excited about where we are right now. We've got new people in all these roles. Cathy is going to do a great job in leading us on the people side. And I think Geoff and Andy work very well together. So I'm really looking forward to where we are going. The right people in the right places and that's what it's all about.

Operator

(Operator Instructions) And I'm showing no other questions in the queue. Please continue.

John P. McConnell Worthington Industries, Inc. - Chairman of the Board & CEO

Thank you very much for joining us today. We'll look forward to getting back together with you again in the quarter. Thank you.

Operator

Thank you. And ladies and gentlemen, that does conclude your conference call for today. Thank you for your participation and for using AT&T Executive TeleConference Service. You may now disconnect.

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